UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2009
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events.
Item 8.01. Other Events.
On November 9, 2009, we issued a press release announcing that we entered into definitive agreements on November 7, 2009 to acquire a 26% stake in UTI Asset Management Company Limited and UTI Trustee Company Pvt. Ltd. for INR 6.5 billion (approximately $138 million based on current exchange rates) from existing stockholders. UTI Asset Management Company had approximately US $17.2 billion in average assets under management in October 2009. The transaction is subject to receipt of requisite regulatory approvals and is expected to close in the fourth quarter of 2009.
A copy of the press release issued discussing this transaction is attached to this Current Report on Form 8-K as Exhibit 99.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99	Press Release dated November 9, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.
By:	/s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President and Chief Financial Officer

Date: November 9, 2009